As filed with the Securities and Exchange Commission on July 17, 1997.
                                               Registration No. 333-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           ARKANSAS BEST CORPORATION

             (Exact name of registrant as specified in its charter)

         DELAWARE                                         71-0673405
-------------------------------                        -------------------
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


                            3801 OLD GREENWOOD ROAD
                           FORT SMITH, ARKANSAS 72903
                                 (501) 785-6000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             --------------------

                           ARKANSAS BEST CORPORATION

                               STOCK OPTION PLAN


                            (Full title of the Plan)

                             --------------------

                               RICHARD F. COOPER
                                   SECRETARY
                            3801 OLD GREENWOOD ROAD
                           FORT SMITH, ARKANSAS 72903

                                 (501) 785-6000

         (Name, address, and telephone number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                     TITLE OF EACH             AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
                  CLASS OF SECURITIES          TO BE             OFFERING PRICE           AGGREGATE            REGISTRATION
                   TO BE REGISTERED         REGISTERED(1)         PER SHARE(2)         OFFERING PRICE(2)           FEE(2)
---------------------------------------------------------------------------------------------------------------------------
                     Common Stock,
                    $.01 par value           1,000,000           $4.44 - 9.9375         $6,151,210.75            $1,863.82

                     Common Stock            1,000,000                 N/A                   N/A                    N/A
                        Rights
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the Stock Option Plan.

(2) Calculated based on 939,300 shares subject to options issued under the Stock Option Plan at exercise prices ranging from $4.44 to $6.375 per share, and the remaining 41,700 shares at a price per share calculated on the basis of the closing sales price per share, as reported on NASDAQ on July 16, 1997, of $9.9375, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Arkansas Best Corporation (the "Company"), are incorporated by reference in this Registration
Statement:

         (a) Annual Report on Form 10-K for the year ended December 31, 1996, which contains audited consolidated financial statements and schedule of the Company for the three fiscal years ended December 31, 1996 (the "1996 Form 10-K").

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

         (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A, filed with the Commission on March 20, 1992, as amended by Form 8 dated April 23, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


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         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in the defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.





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
         The Company has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Company to the fullest extent permitted by the Delaware General Corporation Law and additionally permits advancing attorney's fees and all other costs, expenses, obligations, fines and losses, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Company or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law, the Company is entitled to reimbursement by the director.

         The Indemnification Agreements further provide that in the event of a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by special independent legal counsel selected by the director and approved by the Company.

         To the extent that the board of directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

         In addition, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:





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
                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on July 17, 1997.

                                        ARKANSAS BEST CORPORATION



                                        By: /s/ David E. Loeffler
                                            ------------------------------------
                                            David E. Loeffler, Vice President -
                                            Chief Financial Officer, Treasurer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints David E. Loeffler and Richard F. Cooper, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:


            Signature                                     Title                                  Date
            ---------                                     -----                                  ----
/s/ William A. Marquard                    Chairman of the Board, Director                   July 17, 1997
--------------------------------
William A. Marquard

/s/ Robert A. Young, III                   Director, Chief Executive Officer                 July 17, 1997
--------------------------------           and President (Principal
Robert A. Young, III                       Executive Officer)


/s/ David E. Loeffler                      Vice President - Chief Financial                  July 17, 1997
--------------------------------           Officer and Treasurer (Principal
David E. Loeffler                          Financial and Accounting Officer)


/s/ Frank Edelstein                        Director                                          July 17, 1997
--------------------------------
Frank Edelstein

/s/ Arthur J. Fritz                        Director                                          July 17, 1997
--------------------------------
Arthur J. Fritz

/s/ John H. Morris                         Director                                          July 17, 1997
--------------------------------
John H. Morris

/s/ Alan J. Zakon                          Director                                          July 17, 1997
--------------------------------
Alan J. Zakon

                               INDEX TO EXHIBITS



    EXHIBIT
    NUMBER                                            EXHIBIT DESCRIPTION
      4.1          Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the
                   Registration Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

      4.2          Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration
                   Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

      4.3          Arkansas Best Corporation Stock Option Plan, filed as Exhibit 10.3 to the Company's
                   Registration Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

      4.4*         Amendments to Arkansas Best Corporation Stock Option Plan dated May 10, 1994 and May 9,
                   1995.

      4.5          Stockholders' Rights Plan by and between Arkansas Best Corporation and Harris Trust and
                   Savings Bank, as Rights Agent, dated as of April 23, 1992, filed as Exhibit 10.2 to the
                   Registration Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

      5*           Opinion of Hughes & Luce, L.L.P.

     23.1          Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5).

     23.3*         Consent of Ernst & Young LLP

      24           Power of Attorney is found on page 8 hereof.



_______________
* Filed herewith.





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